UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Juris-diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

One Kendall Square, Suite B7201, Cambridge, MA 02139

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MACK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Peters

On June 25, 2019, the Company entered into a Transition, Separation and Release of Claims Agreement (the “Peters Separation Agreement”) with Richard Peters, the President, Chief Executive Officer and a director of the Company, whereby he resigned from each such position as of June 28, 2019.

Pursuant to the Peters Separation Agreement, the Company agreed to:

•	pay Dr. Peters a lump sum severance amount of $743,746.21 (an amount equivalent to 12 months of his current base salary);

•	pay Dr. Peters a pro-rated bonus of $294,891.15;

•

continue paying the share of the premium for Dr. Peters’ health and dental insurance that it currently pays on behalf of Dr. Peters for a period of one year (or until such earlier date as Dr. Peters obtains alternative coverage); and

•

in the event that the Company engages in a change in control transaction with certain parties within one year following Dr. Peters’ separation date, and provided that as of such date Dr. Peters continues to be engaged by the Company as a consultant (unless Dr. Peters terminated the consulting agreement due to the Company’s breach), pay Dr. Peters an amount equal to $4,035,182, minus any consulting fees and severance pay that he received from the Company prior to such change in control.

The Peters Separation Agreement also includes a release of claims by Dr. Peters against the Company.

In addition, on June 25, 2019, the Company and Dr. Peters entered into a Consulting Agreement (the “Peters Consulting Agreement”), pursuant to which Dr. Peters will assist the Company with its on-going reporting obligations and the administration of the Company’s remaining assets. Dr. Peters will be compensated at a rate of $30,989.43 per month for his services under the Peters Consulting Agreement, which will be paid quarterly. The term of the Peters Consulting Agreement continues until June 29, 2021. Either the Company or Dr. Peters may terminate the Peters Consulting Agreement for any reason upon 30 days written notice.

In connection with Dr. Peters’ resignation from the Board, the Board decreased its size to six directors.

Jean Franchi

On June 25, 2019, the Company entered into a Transition, Separation and Release of Claims Agreement (the “Franchi Separation Agreement”) with Jean Franchi, the Chief Financial Officer and Treasurer of the Company, whereby she resigned from each such position as of June 28, 2019.

Pursuant to the Franchi Separation Agreement, the Company agreed to:

•	pay Ms. Franchi a lump sum severance amount of $415,002.70 (an amount equivalent to 12 months of her current base salary);

•	pay Ms. Franchi a pro-rated bonus of $77,544.30;

•

continue paying the share of the premium for Ms. Franchi’s health and dental insurance that it currently pays on behalf of Ms. Franchi for a period of one year (or until such earlier date as Ms. Franchi obtains alternative coverage); and

•

in the event that the Company engages in a change in control transaction with certain parties within one year following Ms. Franchi’s separation date, and provided that as of such date Ms. Franchi continues to be engaged by the Company as a consultant (unless Ms. Franchi terminated the consulting agreement due to the Company’s breach), pay Ms. Franchi an amount equal to $1,719,371, minus any consulting fees and severance pay that she received from the Company prior to such change in control.

The Franchi Separation Agreement also includes a release of claims by Ms. Franchi against the Company.

In addition, on June 25, 2019, the Company and Ms. Franchi entered into a Consulting Agreement (the “Franchi Consulting Agreement”), pursuant to which Ms. Franchi will assist the Company with its on-going reporting obligations and the administration of the Company’s remaining assets. Ms. Franchi will be compensated at a rate of $17,291.78 per month for her services under the Franchi Consulting Agreement, which will be paid quarterly. The term of the Franchi Consulting Agreement continues until June 29, 2021. Either the Company or Ms. Franchi may terminate the Franchi Consulting Agreement for any reason upon 30 days written notice.

Gary Crocker

On June 28, 2019, the Board appointed Gary Crocker, the Chairman of the Board of the Company, as the President (principal executive officer) and Treasurer (principal financial and accounting officer) of the Company. Mr. Crocker, age 67, has served as a member of the Board since 2004 and as Chairman of the Board since 2005. Mr. Crocker also served as the Interim President and Chief Executive Officer of the Company from October 2016 to February 2017. Since 2002, Mr. Crocker has served as President and Managing Director of Crocker Ventures, LLC, a privately-held life science investment firm funding differentiated biotechnology and medical device companies. Mr. Crocker has held senior executive positions or served on the board of directors of several life science companies, including as Chairman of the Board of ARUP Laboratories, co-founder and director of Theratech, Inc. (acquired by Actavis plc) and President, Chief Executive Officer and founder of Research Medical, Inc. (acquired by Baxter International). Mr. Crocker also served on the boards of directors of the publicly traded firms Interleuken Genetics, Inc. and The Med-Design Corporation. Mr. Crocker served as a member of the board of the Federal Reserve Branch of San Francisco from 1999 to 2007, and currently serves as the Chairman of the University of Utah’s Center for Medical Innovation and on the board of the Sorenson Legacy Foundation. Mr. Crocker holds an M.B.A. from Harvard Business School and a B.S. from Harvard College.

Mr. Crocker is not receiving any additional compensation for his service as President and Treasurer of the Company. Mr. Crocker is compensated for his service on the Board pursuant to the existing terms of the Company’s non-employee director compensation policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: July 1, 2019	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel